CERTIFCATE OF INCORPORATION

OF

BIOPHARMACEUTICS, INC.

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, do hereby set forth as follows:

FIRST:  The name of the corporation is

BIOPHARMACEUTICS, INC.

SECOND:  The address of the initial registered office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

FOURTH:  The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
COMMON	50,000,000.001

FIFTH: The name and address of the incorporator are as follows:

NAME	ADDRESS
Ray A. Barr	9 East 40th Street New York, New York 10016

SIXTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws.  Election of directors need not be by ballot unless the by-laws so provide.

(2) The Board of Directors shall have power without the assent or vote of the stockholders:

(a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b)

To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

(4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify.to the fullest extent permitted by Sections 102(b)(7) and 14S of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of  equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true perjury this twenty-fourth day of March, 1988.

/s/ RAY A. BARR

Ray A. Barr, Incorporator

CERTIFICATE OF AMENDMENT

OF

BIOPHARHACEUTICS, INC.

The undersigned, being the Sole Incorporator of the corporation hereby certifies as follows:

FIRST:  The name of the corporation is:

BIOPHARMACEUTICS, INC.

SECOND:  The corporation hereby amends its Certificate of Incorporation as follows:

Paragraph FOURTH of the Certificate of Incorporation, relating to the authorized shares of the corporation, is hereby amended to reduce the capitalization to read as follows:

“FOURTH: The Corporation shall be authorized to issue the following shares:

Class	Number Of Shares	Par Value
COMMON	20,000,000	$.001”

THIRD:  This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware

FOURTH:  The corporation has not received any payment for any of its stock.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this twenty-eighth day of April, 1988.

/s/ Ray A. Barr

Ray A. Barr, Sole Incorporator

AGREEMENT OF MERGER

OF

INTEGRATED GENERICS, INC.

INTO

BIOPHARMACEUTICS, INC.

____________________

Pursuant to Section 252 of the

General Corporation Law of the

State of Delaware

_____________________

THIS AGREEMENT OF MERGER by and between INTEGRATED GENERICS, INC.,  a stock corporation existing under the laws of the state of Nevada (herein sometimes called the ''Nevada Corporation" and BIOPHARMACEUTICS, INC., a stock corporation organized and existing under the laws of the state of Delaware (herein sometimes called the "Delaware Corporation")

W I T N E S S E T H:

WHEREAS, the Nevada Corporation was incorporated by the filing of a Certificate of Incorporation in the office of the Secretary of State of the State of Nevada on November 10, 1983; the total number of shares which it is authorized to issue is twenty million (20,000,000), $.001 par value, and

WHEREAS, the Delaware Corporation was incorporated on April 22, 1988, under the provisions of the General Corporation Law of the state of Delaware; its registered office in Delaware is in the City of Dover, County of Kent; the total number of shares which it is authorized to issue is twenty million (20,000,000), $.001 par value, and

WHEREAS, the laws of the state of Delaware and Nevada permit the merger of said corporations (herein sometimes called the "constituent corporations") into a single corporation; and

WHEREAS, it is deemed advisable by the Board of Directors of each if the constituent corporations that they merge into a single corporation which shall be BIOPHARMACEUTICS, INC., the constituent corporation organized and existing under the laws of Delaware, and that they so merge pursuant to the provisions of this Agreement;

NOW, THEREFORE, it is agreed as follows:

FIRST: INTEGRATED GENERICS, INC., a corporation organized and existing under the laws of the State of Nevada, one of the constituent corporations, shall be and hereby is merged pursuant to Section 252 of the General Corporation Law of the State of Delaware into BIOPHARMACEUTICS, INC., a corporation organized and existing under the law of the State of Delaware, and the Nevada Corporation does hereby merge into itself the Delaware Corporation.  The Delaware Corporation shall be the surviving corporation and it shall continue and shall be deemed to continue for all purposes whatsoever after the merger with and into itself of the Nevada Corporation.  For convenience, the Delaware Corporation, as it shall exist as the surviving corporation after such merger, is hereinafter referred to as the “Corporation”.

SECOND:  The Corporation shall be governed by the laws of the State of Delaware and the name of the constituent corporation surviving such merger is and shall continue to be BIOPHARMACEUTICES, INC. and its Certificate of Incorporation shall be the Certificate of Incorporation of Delaware Corporation.

THIRD:  The issues and outstanding shares of the Delaware Corporation are to remain unchanged from the issued and outstanding shares of the Nevada Corporation.

FOURTH:  The present By-Laws of the Nevada Corporation shall be and remain the By-Laws of the Corporation.

FIFTH:  the names and addressed of the Board of Directors of the Corporation, who shall hold their offices until their successors have been chosen according to the By-Laws of the Corporation, are as follows:

Edward Fine	10 Ormont Street Dix Hills, New York 11746
Barry M. Gleicher	522 Shore Road Long Beach, New York 11561
Morton A. Greer	80 Crescent Lane Roslyn, New York
N. George Turchin	140 West End Avenue New York, New York 10023

The first officers of the Corporation are a President, five Vice-Presidents, Secretary and Treasurer, and their names are:

Edward Fine	President	10 Ormont Street Dix Hills, New York 11746
Abu Quamruzzaman	Vice President	109 Majestic Court Dix Hills, New York 11746

Mohammed Azeem	Vice President	9 Red Maple Lane Dix Hills, New York 11746
N. George Turchin	Vice President and Secretary	140 West End Avenue New York, New York 10023
Marc Feldman	Treasurer	99 Shellbank Place Rockville Centre, NY 11570
Wayne Licker	Vice President	2661 Rachel Street Bellmore, New York 11710
Ingrid Fine	Vice President	10 Ormont Street Dix Hills, New York 11746

SIXTH:  This Agreement, upon its being authorized, adopted, approved, signed and acknowledged by each of the constituent corporations in accordance with the laws under which it is formed, and filled in the office of the Secretary of State of the State of Delaware, shall take effect and shall thereupon be deemed and taken to be the Agreement and act of merger and consolidation of the constituent corporations; and the organization and separate corporate existence of the Nevada Corporation, except insofar as it may be continued by statute shall cease.  The point of time at which the constituent corporations shall so become a single corporation is herein referred to as the effective date of this Agreement.

SEVENTH:  The effective date of this Agreement, all and singular, the rights capacity, privileges, powers, franchises and authority, as well as of a public or of a private nature of each of the constituent corporations, and all property real, personal and mixed, and all debts, obligations, and liabilities, due to each of the constituent corporations on whatever account, as well as for subscriptions for shares as for all other things, belonging to each of the constituent corporations shall be vested in Delaware Corporation; and all such property, rights, capacity, privileges, powers, franchises, authority and immunities and all and every other interest shall be thereafter as fully and effectually the property of the Delaware Corporation as though they were the property of the several and respective constituent corporations, shall not revert or be in any way impaired by reason of the merger; provided, however, that all  rights of the creditors of the constituent corporations shall be preserved unimpaired and all debts, liabilities (including liability, if any, to dissenting shareholders) and duties of the respective constituent corporations shall thenceforth be attached to the Delaware Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Delaware Corporation.  The Nevada Corporation agrees that from time to time as and when it shall be requested by the Delaware Corporation, or by its successors or assigns, it will execute and deliver or cause to be executed and delivered all such other instruments and will take or cause to be taken such further or other action as the Delaware Corporation may deem necessary or desirable in order to vest in and to confirm to the Delaware Corporation title to all of the property, capacity, privileges, powers, franchises, authority and immunities of the Nevada Corporation and otherwise to carry out the intent and purpose of this Agreement.

EIGHTH: This Agreement has been approved by resolution adopted by the Board of Directors of BIOPHARMACEUTICS, INC., a Delaware corporation.

IN WITNESS WHEREOF, we have signed this certificate this 26th day of May, 1988.

INTEGRATED GENERICS, INC.

By: /s/ Edward Fine

President

Attest: /s/ N. George Turchin

Secretary

BIOPHARMACEUTICS, INC.

By: /s/ Edward Fine

President

Attest: /s/ N. George Turchin

Secretary

The foregoing Agreement of Merger having been duly entered into and signed by BIOPHARMACEUTICS, INC., a Delaware corporation, and having been duly entered into and signed by INTEGRATED GENERICS,INC.,  a Nevada corporation, and having been duly adopted by the stockholders of each of such corporations, all in accordance with the provisions of the General Corporation Law of the State of Delaware and the Laws of the State of Nevada, the President of BIOPHARMACEUTICS and the President of INTEGRATED GENERICSK, INC.,  do now hereby execute said Agreement, of Merger by authority of the directors and stockholders of each, as the respective act, deed and agreement of each of said corporations on this 31st day of May, 1988.

By: /s/ Edward Fine

President

Attest: /s/ N. George Turchin

Secretary

Certificate of Agreement of Merger of the INTEGRATED GENERICS, INC.  a corporation organized and existing under the laws of the State of Nevada  merging with and into the BIOPHARMACEUTICS,INC.  a corporation organized and existing under the laws of the State of Delaware under the name of BIOPHARMACEUTICS, INC. as received and filed in this offce on the seventh  day of July  A.D. 1988 at 9 o'clock A.M.

And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

CERTIFICATE OF' AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BIOPHARMACEUTICS, INC., a. corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Biopharmaceutics, Inc., held on September 29, 1993, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation.  The proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended said Article shall be and read as follows:

"The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
COMMON	50,000,000	.001"

SECOND:  That at said annual meeting of the stockholders of said corporation, upon notice in accordance with section 222 of the General Corporation law of the State of Delaware the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

IN WITNESS WHEREOF, said Biopharmaceutics, Inc. has caused this certificate to be signed by Edward Fine, its President, and Jennie Porcaro, its secretary, this 5th day of November 1993.

BY: /s/ Edward Fine

Edward Fine, President

ATTEST:  /s/ Jennie Porcaro

Jennie Porcaro, Secretary

STATE OF NEW YORK)

                                         )    ss:

COUNTY OF NASSAU )

On the 5th day of November 1993 before me came Edward Fine and Jennie Porcaro to me known and known to me to be the individuals described in and who executed the foregoing instrument and acknowledged to me that they duly executed the same.

/s/ Alice Miller

Notary Public

CERTIFICATE

For Renewal and Revival of Charter

Biopharmaceutics, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment  of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows

1.

The name of this corporation Biopharmaceutics, Inc.

2.

Its registered office in the State of Delaware is located at 15 East North Street, City of Dover   Zip Code 19901 County of Kent the name and address of its registered agent is United Corporate Services, Inc.

3.

The date of filing of the original Certificate of Incorporation in Delaware was April 22, 1988

4.

The date when restoration, renewal and revival of the charter of this company is to commence is the 28th day of February 1999, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of the corporation is to be perpetual.

5.

This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1999 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal extension and restoration of charters, Jonathan Rosen, the last and acting President, and John Grein, the  last and acting Secretary of Biopharmaceutics, Inc., have hereunto set their hands to this certificate this  16th  day of June 1999

/s/ Jonathan Rosen

Last and Acting President

Attest: /s/ John Grein

Last and Acting Secretary

CERIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

BIOPHARMACEUTICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY

FIRST That at a meeting of the Board of Directors of Biopharmaceutics, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation declaring said amendment to be advised and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article

Thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

''The name of the Corporation is 'FEMINIQUE CORPORATION"

SECOND That thereafter, pursuant to resolution of its Board of Directors, at an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH That the capital of said corporation shall not be reduced by reason of said amendment.

IN WITNESS WHEREOF said Board of Directors has caused this certificate to be signed by Jonathan Rosen its President and John J. Grein its Secretary.

This 8th day of June, 1999

By: /s/ Jonathan Rosen

President

Attest:  /s/ John J. Grein

Secretary

Certificate of Amendment

To

Certificate of Incorporation

Of

Feminique Corporation

Feminique Corporation a corporation organized under the laws of the State of Delaware, the registered office of which is c/o

United States Corporate Services, Inc.

15 E North Street

Dover, DE 19901

HEREBY CERTIFIES AS FOLLOWS:

First:  At a meeting of the Board of Directors duly held on February 6, 2004, it was resolved to amend the Certificate of Incorporation to increase the authorized shares of common stock of the corporation from 50,000,000 shares par value $.001 per share to 75,000,000 shares par value $.001 per share.

Second:  Paragraph Fourth of the Certificate of Incorporation of Feminique

Corporation is hereby amended to read as follows:

"Fourth. The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
Common	75,000,000	$.001

Third:

At special meeting of shareholders held on February 6, 2004, at which a quorum of shareholders was duly present, such amendment was authorized by a majority of the shares entitled to vote thereat and the foregoing amendment was duly adopted in accordance with the: provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Feminique Corporation has caused this certificate to be signed by its President, this 6th day of February, 2004.

/s/ Max Khan

Mark Khan, President

CERTIFICATRE OF AMENDMENT

TO CERTIFICARTEOF INCORPORATION

OF

FEMINIQUE CORPRATION

FEMINIQUE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY

FIRST  that at a meeting of the Board of Directors of Feminique Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation declaring said amendment to be advised and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said article shall be and read as follows:

“The name of the Corporation is “RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION”

SECOND That at a meeting of the Board of Directors of Feminique Corporation, resolution were duly adopted setting forth a proposed amendment, said article shall be and read as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said article shall be and read as follows:

The corporation shall be authorized to issue the following shares:

Class	Shares	Par Value
Common	325,000,000	$0.001
Preferred	10,000,000	$0.001

The total number of shares of capital stock of all classifications which the Corporation shall have the authority to issue is 335,000,000 shares, of which (i) THREE HUNDRED TWENTY FIVE MILLIOON (325,000,000) shares shall be designated common stock, having a par value of $.001 per share, and (ii) TEN MILLION (10,000,000) shares shall be designated “Preferred Stock” having a par value of $.001 per share.

(a)  All shares of common stock will be equal to each other and shall have all the rights granted to stockholders under the General Corporation Law of the State of Delaware, as amended, and the Certificate of Incorporation, including without limitation, one vote for each share outstanding in the name of each holder, the power to elect directors or consent or dissent to any action to take place at any regular or special meeting of stockholders and the right to receive dividends and distributions subject to the rights and preferences of any outstanding shares of Preferred Stock authorized hereby.

(b)  The Preferred Stock may be issued from time to time pursuant to resolution of the Board of Directors in one or more classes and one or more series of each class with specified serial designations. Shares of each series of any class may have equal rights and may be identical in all respects, or may differ and

(1)

may have specified voting powers, full or limited or may be without voting power;

(2)

may be subject to redemption at such time or times as may be designated and at designated prices;

(3)

may be entitled to receive dividends (which may be cumulative or non-cumulative) at designated rates on such conditions and specified times, and payable in any other class or classes of stock;

(4)

may have specified rights upon dissolution of, or upon any distribution of the assets of the corporation;

(5)

may be made convertible into or exchangeable for shares of any other class or classes of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at specified rates of exchange and with specified designated adjustments; and

(6)

may contain such other special rights and qualifications, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority so to do which is hereby granted and expressly vested in the Board of Directors.

The Board of Directors shall have authority to cause the Corporation to issue from time to time, without any vote or other action by the stockholders, any or all shares of stock of the corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distributions on or with respect to, or in connection with a split or combination of the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine; provided, that that consideration for the issuance of shares of stock of the corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of each shares.  Shares so issued shall be fully-paid stock, and the holders of such stock shall not be liable to any further calls or assessments thereon.

THIRD  That pursuant to resolution of its Board of Directors, at an annual meeting of the stockholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of this amendment.

FOURTH  That this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH  That the capital of this corporation shall not be reduced by reason of this amendment.

SIXTH  Except as amended hereby, the certificate of incorporation is hereby ratified and approved.

IN WITNESS WHEREOF, said Board of Directors has caused this certificate to be signed by Max Khan, its President and Steven Lowe, its Secretary.

This 21st day of April, 2004

By: /s/ Max Khan

Max Khan, President

By: /s/ Steven Lowe

Steven Lowe, Secretary

CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS,

PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE

RIGHTS OF SERIES A CONVERTIBLE

PREFERRED STOCK, $.001 PAR VALUE PER SHARE

It is hereby certified that:

I.  The name of the corporation is Receivable Acquisition & Management Corporation (the "Corporation"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned such term in that certain 5% Convertible Promissory Note (the "Note"), dated as of December 11, 2003, by and between the Corporation and Artemis Equity Hedge Fund Ltd. (the "Holder").

II.  The certificate of incorporation of the Corporation, authorizes the issuance of 10,000,000 shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue all of said shares in one or more Series by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

III.  The Board of Directors of the Corporation, pursuant to the authority expressly vested in it, has adopted the following resolution creating a class of Series A Convertible Preferred Stock:

RESOLVED, that a portion of the authorized shares of Preferred Stock of the Corporation shall be designated as a separate series possessing the rights and preferences set forth below:

1.  Designation: Number of Shares. The designation of said series of Preferred Stock shall be Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 80,000. Each share of Series A Preferred Stock shall have a stated value equal to $10 (as adjusted for any stock dividends, if any, combinations or splits with respect to such shares, the "Stated Value"), and $.001 par value.

2.  Ranking. The Series A Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.001 per share ("Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless where such class or series of capital stock specifically, by its terms, ranks senior to or Pari Passu with the Series A Preferred Stock); (iii) on a parity with any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series A Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

3.  Liquidation Rights.

(a)  Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, 110% of the Stated Value per share of Series A Preferred Stock then outstanding and all accrued and unpaid dividends, if any, to and including the date of payment thereof.  Upon the payment in full of all amounts due to Holders of the Series A Preferred Stock, the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution.  If the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Series A Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed ratably among the holders of the Series A Preferred Stock.

(b)  Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this Section 3.

4.  Redemption and Conversion into Corporation’s Common Stock.  The Series A Preferred Stock shall have the following conversion rights and obligations:

(a)  Subject to the further provisions of this Section 4, the Corporation shall have the right for a period of eighteen (18) months commencing after the issuance of the Series A Preferred Stock to redeem any outstanding Series A Preferred Stock, in cash, by paying the holder of such shares 110% of the Stated Value of the Series A Preferred Stock to be redeemed, plus any accrued and unpaid dividends, if any, that have accumulated on such Series A Preferred Stock.

(b)  Subject to the further provisions of this Section 4, each holder of shares of Series A Preferred Stock shall have the right at any time commencing after the issuance of the Series A Preferred Stock to such holder to convert such shares into fully paid and non-assessable shares of the Corporation’s Common Stock at the Conversion Price.  All issued or accrued but unpaid dividends, if any, may be converted at the election of the holder simultaneously with the conversion of the Series A Preferred Stock being converted.

(c)  The number of shares of the Corporation’s Common Stock issuable upon conversion of each share of Series A Preferred Stock shall equal (i) the State Value per share divided by (ii) the lower of (A) $1.00 or (B) 80% of the average closing bid price over a thirty (30) day period preceding the notice of conversion (the initial “Conversion Price”).

(d)  The holder of any certificate for shares of Series A Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into common stock by delivering, along with the certificate(s) representing the shares of Series A Preferred Stock to be converted (if requested by the Corporation), an executed and completed notice of conversion in the form of Exhibit A hereto (“Notice of Conversion”) to the Corporation or the Corporation’s transfer agent (the “Conversion Date”).  Each date on which any Notice of Conversion is delivered or telecopied to the Corporation or the Corporation’s transfer agent in accordance with the provisions hereof shall be deemed a Conversion Date.  The Corporation will cause the transfer agent to transmit the certificates representing the shares of the Corporation’s Common Stock issuable upon conversion of the Series A Preferred Stock (and a certificate representing the balance of the Series A Preferred Stock not so converted, if requested by the Holder) to the Holder.

Upon the conversion of any shares of Series A Preferred Stock, no adjustment or payment shall be made with respect to such converted shares on account of any dividend, if any, on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends, if any, declared on shares of Common Stock after conversion thereof.

The Corporation shall not be required, in connection with any conversion of Series A Preferred Stock, and payment of dividends, if any, on Series A Preferred Stock to issue a fraction of a share of its Series A Preferred Stock and shall instead deliver a stock certificate representing the next whole number.

(e)  The Conversion Price and number and kind of shares or other securities to be issued upon conversion are subject to adjustment from time to time upon the occurrence of certain events, as follows:

A.  Stock Splits, Combinations and Dividends.  If the shares of the Corporation’s Common Stock are subdivided or combined into a greater or smaller number of shares of the Corporation’s Common Stock, or if a dividend is paid on the Corporation’s Common Stock in shares of the Corporation’s Common Stock, the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of the Corporation’s Common Stock outstanding immediately after such event bears to the total number of shares of the Corporation’s Common Stock outstanding immediately prior to such event.

B.  Reclassifications, etc.  If the Corporation at any time shall, by reclassification or otherwise, change the Corporation’s Common Stock into the same or a different number of securities of any class or classes, the Series A Preferred Stock, as to the Stated Value of all outstanding shares thereof, together with and accrued dividends and fees thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Corporation’s Common Stock immediately prior to such reclassification or other change.

(f)  (i)  In the case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then, as part of such merger, lawful provision shall be made so that holders of Series A Preferred Stock shall thereafter have the right to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a holder of the number of shares of the Corporation’s Common Stock into which such shares of Series A Preferred Stock might have been convertible by the holder immediately prior to such consolidation or merger.  Such provision shall also provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in Section (e) of this Section 5.  The foregoing provisions of this Section 5(f) shall similarly apply to successive mergers.

(ii)  In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the holders of Series A Preferred Stock shall thereafter have the right to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

(g)  So long as any shares of Series A Preferred Stock shall remain outstanding and the holders thereof shall have the right to convert the same in accordance with provisions of this Section 4 the Corporations hall at all times reserve from the authorized and unissued shares of its Corporation’s Common Stock a sufficient number of shares to provide for such conversion.

(h)  The Corporation, as the case may be, shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series A Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

5.  Voting Rights.  The shares of Series A Preferred Stock shall not have voting rights, except as required by law.

6.  Status of Converted or Redeemed Stock.  In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.

In witness whereof, the Corporation has caused this Certificate to be executed by Max Khan, the Chief Executive Officer of the Corporation, this 30th day of June, 2004.

Receivable Acquisition & Management Corporation

By: /s/ Max Khan

Name: Max Khan

Title: CEO

EXHIBIT A

NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series A Convertible Preferred Stock of Receivable Acquisition & Management Corporation)

The undersigned hereby irrevocably elects to convert _________________ shares of Series A Convertible Preferred Stock of Receivable Acquisition & Management Corporation into shares of Corporation’s Common Stock according to the conditions hereof, as of the date written below.

Date of

Conversion: ___________________________________________________________________

Applicable Conversion Price Per

Share:________________________________________________________________________

Number of Corporation’s Common Shares Issuable Upon This Conversion: ________________

Signature: ____________________________________________________________________

Print Name: ___________________________________________________________________

Address: ______________________________________________________________________

______________________________________________________________________________

Deliveries Pursuant to this Notice of Conversion Should Be Made to:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Date: _______________	By: _________________________
Name: _________________________
Title: _________________________

CERTIFICATE OF CHANGE OF LOCATION

of

REGISTERED OFFICED AND REGISTERED AGENT

of

RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION

The Board of Directors of RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION, a Corporation of Delaware on this  28 day of August, A.D. 2006 do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 16192 Coastal Highway, Lewes, DE 19958, County of Sussex.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is Harvard Business Services, Inc. The address of the Registered Agent is 16192 Coastal Highway, Lewes, DE 19958, County of Sussex.

RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION, a Corporation of Delaware does hereby certify that the foregoing is a true copy of the resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Authorized Officer, this 28 day of August, A.D., 2006.

By:/s/ Max Khan

Name: Max Khan

Title: CEO